SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made this 5th day of February, 2007 (the “Effective Date”), by and between Aura Sound, Inc., a California corporation (“Debtor”) whose address is 11839 East Smith Ave, Santa Fe Springs, CA 90670 and Apex Investment Fund, Ltd.

This Agreement is entered into in connection with Secured Party’s loan to Debtor of $500,0000 (the “Loan”) pursuant to a Secured Promissory Note dated the Effective Date (the “Note”) and a Loan Agreement dated the Effective Date (the “Loan Agreement”).

Secured Party and Debtor agree as follows:

A.	Definitions.

1.	“Collateral”. The Collateral shall consist of all of the personal property of Debtor, wherever located, and now owned or hereafter acquired, including:

(i)	Accounts;

(ii)	Chattel paper;

(iii)	Inventory;

(iv)	Equipment;

(v)	Instruments, including promissory notes;

(vi)	Investment property;

(vii)	Documents;

(viii)	Deposit Accounts;

(ix)	Commercial Tort Claims;

(x)	Letter-of-credit right;

(xi)	General intangibles (including without limitation all Intellectual Property);

(xii)	Supporting obligations; and

(xiii)	To the extent not listed above as original collateral, proceeds and products of the foregoing.

2.
“Copyrights.” Copyrights are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

3.	“Intellectual Property.” Intellectual Property is all of Debtor’s:

(i)
Intellectual property rights including Copyrights, Trademarks, and Patents, including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(ii)	Trade secrets or know-how;

(iii)	Design rights which may be available to Debtor; and

(iv)
Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above.

4.	“Obligations”. This Agreement secures the following:

(i)	Debtor’s obligations under the Note and Loan Agreement;

(ii)	all of Debtor’s other present and future obligations to Secured Party;

(iii)
the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Secured Party may make under the provisions of this Agreement or for the benefit of Debtor;

(iv)	all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and

(v)
any of the foregoing that arises after the filing of a petition by or against Debtor under the United States Bankruptcy Code (the “Bankruptcy Code”), even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

5.
“Patents.” Patents are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, reexaminations, extensions and continuations-in-part of the same.

6.
“Trademarks.” Trademarks are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Debtor connected with the trademarks or servicemarks.

7.	“UCC”. Any term used in the Uniform Commercial Code (“UCC”) and not defined in this Agreement has the meaning given to the term in the UCC.

B.	Grant of Security Interest.

Debtor grants a security interest in the Collateral to Secured Party to secure the payment or performance of the Obligations.

C.	Perfection of Security Interests.

1.	Filing of financing statement.

(i)	Debtor authorizes Secured Party to file a financing statement (the “Financing Statement”) describing the Collateral.

(ii)
Secured Party shall receive prior to the Closing, or within a reasonable time thereafter, an official report from the Secretary of State of each Collateral State, Chief Executive Office State, and the Debtor State (each as defined below) (the “SOS Reports”) indicating that Secured Party’s security interest is prior to all other security interests or other interests reflected in the report.

2.	Possession.

(i)
Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement.

(ii)
Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

3.	Control. Debtor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of:

(i)	Deposit Accounts;

(ii)	Investment Property;

(iii)	Letter-of-credit rights; and

(iv)	Electronic chattel paper.

4.
Intellectual Property. Debtor authorizes Secured Party to record any documents with the United States Patent and Trademark Office and United States Copyright Office necessary to perfect or protect Secured Party’s security interest in Debtor’s Intellectual Property.

5.
Marking of Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

D.	Post-Closing Covenants and Rights Concerning the Collateral.

1.	Inspection. The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

2.
Personal Property. The Collateral shall remain personal property at all times. Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

3.	Secured Party’s Collection Rights. Secured Party shall have the right at any time to enforce Debtor’s rights against the account debtors and obligors.

4.	Limitations on Obligations Concerning Maintenance of Collateral.

(i)	Risk of Loss. Debtor has the risk of loss of the Collateral.

(ii)	No Collection Obligation. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

5.	No Disposition of Collateral. Secured Party does not authorize, and Debtor agrees not to:

(i)	make any sales or leases of any of the Collateral, other than sales of Inventory in the ordinary course of business;

(ii)	license any of the Collateral, other than licenses or sublicenses in the ordinary course of business; or

(iii)	grant any other security interest in any of the Collateral.

6.
Purchase Money Security Interests. To the extent Debtor uses the Loan to purchase Collateral, Debtor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

E.	Debtor’s Representations and Warranties.

Debtor warrants and represents that:

1.
Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Agreement.

2.	Location of Collateral. All collateral consisting of goods is located solely in the State of California (the “Collateral State”).

3.
Copyrights. Set forth on Exhibit A is a true and complete list of Debtor’s Copyrights (including copyrights of software), setting forth the name of the copyright and application or registration number, which are registered with the United States Copyright Office and any foreign copyright office.

4.
Patents. Set forth on Exhibit B is a true and compete list of all of Debtor’s Patents, setting forth the name of the patent and application or registration number, which are pending or registered with the United States Patent and Trademark Office and any foreign patent office.

5.
Trademarks. Set forth on Exhibit C is a true and compete list of all of Debtor’s Trademarks, setting forth the name of the trademark and application or registration number, which are pending or registered with the United States Patent and Trademark Office and any foreign trademark office.

6.
Intellectual Property. Debtor is the sole owner of the Intellectual Property, except for those licenses or sublicenses granted in the ordinary course of Debtor’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Secured Party a security interest in the licenses. No part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

7.	Location, State of Organization, and Name of Debtor. Debtor’s:

(i)	chief executive office is located in the State of New York (the “Chief Executive Office State”);

(ii)	state of organization is the State of New York (the “Debtor State”); and

(iii)	exact legal name is as set forth in the first paragraph of this Agreement.

F.	Debtor’s Covenants.

Until the Obligations are paid in full, Debtor agrees that it will:

1.	Preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

2.	Not change the state where it is located;

3.	Not change its corporate name without providing Secured Party with 30 days’ prior written notice;

4.
(i) Use its best efforts to protect, defend and maintain the validity and enforceability of the Intellectual Property, (ii) promptly advise Secured Party in writing of any material infringements of the Intellectual Property by a third party as it becomes known to Debtor, and (iii) use its best efforts to prevent any Intellectual Property from being abandoned, forfeited or dedicated to the public without Secured Party’s written consent;

5.
Give prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Debtor in or to any Copyright, Patent or Trademark or knowledge of an event that materially adversely affects the value of the Intellectual Property; and

6.
Not register any of its Copyrights with the United States Copyright Office without first executing and simultaneously registering an intellectual property security agreement, with the United States Copyright Office, listing such Copyrights in order to protect and perfect Secured Party’s security interest in such Copyrights. Promptly after such registration, Debtor shall forward to Secured Party, at the address set forth above, a copy of, and the original Intellectual Property Security Agreement as filed with the United States Copyright Office.

G.	Events of Default.

The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

1.	Any default or Event of Default by Debtor under this Agreement, the Note, the Loan Agreement or any of the other Obligations;

2.
Debtor’s failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Agreement, the Note, the Loan Agreement or in any of the other Obligations;

3.	Transfer or disposition of any of the Collateral, except as expressly permitted by this Agreement;

4.	Attachment, execution, or levy on any of the Collateral;

5.	Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law;

6.
Debtor shall fail to comply with any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant effect on the Collateral;

7.
Debtor shall become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where such proceeding may have any significant effect on the Collateral; or

8.
Secured Party shall receive at any time following the Closing an SOS Report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report.

H.	Default Costs.

Should an Event of Default occur, Debtor will pay to Secured Party all costs reasonably incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

1.	Costs of foreclosure;

2.	Costs of obtaining money damages; and

3.
A reasonable fee for the services of an attorney employed by Secured Party for any purpose related to this Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

I.	Remedies Upon Default.

1.
General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any Obligations then owing, whether by acceleration or otherwise.

2.	Concurrent Remedies. Upon an Event of Default, the Secured Party shall have the right to pursue any of the following remedies separately, successively, or simultaneously:

(i)	File suit and obtain judgment, and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

(ii)
Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to the Secured Party as they direct. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(iii)	Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

J.	Foreclosure Procedures.

1.
No Waiver. No delay or omission by the Secured Party to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

2.	Notices. Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

3.	Condition of Collateral. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

4.
No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

5.
Compliance With Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

6.
Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

7.
Intellectual Property. Secured Party is granted a non-exclusive, royalty-free license or other right to use, without charge, Debtor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, solely in completing production of, advertising for sale, and selling any Collateral and, in connection with Secured Party’s exercise of its rights under this Section, Debtor’s rights under all licenses and all franchise agreements inure to Secured Party’s benefit;

8.
Sales on Credit. If the Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

9.	Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

10.	No Marshaling. Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of:

(i)	the Note,

(ii)	any of the other Obligations, or

(iii)	any other obligation owed to Secured Party by Debtor or any other person.

K.	Miscellaneous.

1.	Assignment.

(i)
Binds Assignees. This Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors, and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Agreement.

(ii)	No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Agreement.

(iii)
Secured Party Assignments. Secured Party may assign its right or interest under this Agreement. If an assignment is made, Debtor shall render performance under this Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses, or setoffs which Debtor could assert against Secured Party except defenses which cannot be waived.

2.
Severability. Should any provision of this Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

3.
Notices. Any notices required by this Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient, (b) received by telecopy, (c) received through the Internet, and (d) when personally delivered.

4.	Headings. Section headings used this Agreement are for convenience only. They are not a part of this Agreement and shall not be used in construing it.

5.
Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with the laws of the State of California except to the extent that the UCC provides for the application of the law of the Debtor States.

6.	Rules of Construction.

a.	No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor.

b.	“Includes” and “including” are not limiting.

c.	“Or” is not exclusive.

d.	“All” includes “any” and “any” includes “all.”

7.	Integration and Modifications.

(i)	This Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.

(ii)	Any modification to this Agreement must be made in writing and signed by the party adversely affected.

8.	Waiver. Any party to this Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

9.
Further Assurances. Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Secured Party herein.

(*******************)

(Signatures on Following Page)

The parties have signed this Agreement as of the day and year first above written.

“Debtor’’

By:	/s/ Arthur Liu
Arthur Liu Chairman Aura Sound, Inc.

“Secured Party”

By:	/s/ Susan E. Fairhurst
Susan E. Fairhurst Director, Apex Investment Fund, Ltd.

EXHIBIT A

COPYRIGHTS

NONE.

A-1

EXHIBIT B

PATENTS

B-1

EXHIBIT C

TRADEMARKS

Docket Number		Mark	Serial Number	Reg. Number
TM92-01	NL	AuraFlux	74/322,660	293732
TM92-02	*	AURASOUND	74/313,418	
TM92-03	NL	AuraScope	74/134,961	
TM92-04	NL	AuraScope	74/134,960	
TM93-01	*	Aurasound (w/logo)	74/349,974	
TM93-02		Aura	74/369,064	2,196,818
TM93-03	NL	Write your Congressman with a Phone Call	74/360,524	
TM93-04	NL	21st Century Technologies	74/367,568	
TM93-05	*	Musical Chairs	74/385,179	
TM93-06	*	Vibrasonics	74/388,369	
TM93-07	NL	Power Tower	74/394,182	
TM93-08	*	Radial Flux	74/408,601	
TM93-09	*	Radial Mag	74/408,180	
TM93-10	*	Radial Pole	74/408,209	
TM93-11	*	Radial Neo	74/408,445	
TM93-12	*	Radial Power	74/408,205	
TM93-13	*	Radial Ring	74/408,664	
TM93-14	*	Radial Line	74/408,207	
TM93-15	NL	Linear Mag	74/408,619	
TM93-16	NL	Linear Flux	74/408,231	
TM93-17	NL	Linear Ring	74/408,211	
TM93-18	*	Neo Flux	74/408,448	
TM93-19	*	Neo Power	74/408,208	
TM93-20	*	Neo Ring	74/408,671	
TM93-21	*	Neo Mag	74,408,447	
TM93-22	NL	Linear Gap	74/408,446

TM97-28	*	MR	75/252,086	
TM97-29	*	MR 52	75/252,087	
TM97-30	*	MR 62	75/252,088	2,170,440
TM97-31	*	MR 5.1	75/252,089	2,219,543
TM97-32	*	MR 6.1	75/252,090	2,188,518
TM97-33	*	MR 629	75/252,091	
TM97-34	*	MR 1	75/252,085	2,170,439
TM98-01	NL	Webpal	75/267,533	
TM98-02	NL	Navpal	75/267,532	
TM98-03	NL	Newpal	75/267,531	
TM98-04	*	Linaeum	74/132,488	
TM98-05	*	Line Source	75/291,967	
TM98-06	*	Force (stylized)	75/291,968	
TM98-07	*	Line Source (design)	75/330,407	
TM98-08	NL	Dash 3D (NewCom)	75/376,536	
TM98-09	NL	Simplified Technology For All Walks of Life (NewCom)	75/382,016	
TM98-10	NL	CINEMA II (NewCom)	75/425,789	
TM98-11	NL	EXTREME CINEMA (NewCom)	75/425,790	
TM 98-12	NL	Aura (B&W)		
TM 98-13 (div'l of TM96-05)	NL	AURAGEN	75/977693	2,202,313
TM 99-01	NL	AMA		
TM 99-02	NL	AURA (Merchant & Gould)	75/559,987	
TM 99-03	NL	RPM	75/579,192	
TM 99-04	*	Beyond Red Line	75/579,642	
TM 99-05	NL	The Ultimate Upgrade	75/579,641	
TM 99-06	*	Mobile Reference Platinum	75/579,640	
TM 99-07	NL	HOME ACCESS (NewCom)	75/584,002	
TM99-08	NL	Auragen Power. On The Go. (Stylized)	75/594,235	
TM99-09	NL	The Compatibility Company	75/607,594	
TM99-10	NL	Thin Pal